Exhibit 5.1

Yigal Arnon (1929-2014)

Dror Vigdor

Amalia Meshi

Amnon Lorch

Hagai Shmueli

Barry Levenfeld

David H. Schapiro

Hagit Bavly

Orna Sasson

Barak Tal

Shiri Shaham

Doron Tamir

Daniel Abarbanel

David Osborne

Gil Oren

Ronit Amir

Orly Tsioni

Mordehai Baicz

Barak Platt

Benjamin Horef

Yoran Gill

Asaf Eylon

Daniel Marcovic

Adrian Daniels

Yuval Shalheveth

Jacob Ben Chitrit

Peter Sugarman

Ben Sandler

Boaz Fiel

Joeri Kreisberg

Simon Weintraub

Ruth Loven

Yarom Romem

Adam Spruch

Yuval Bargil

Eliran Furman

Eran Lempert

Ofir Levy
Daniel Green

Hanital Belinson

Oren Roth
Dror Varsano

Odelia Sidi

Shira Lahat

Ido Chitman

Noa Afik

Aner Hefetz

David Akrish

Nir Rosner

Assaf Mesica

Liron Hacohen

Guy Fuhrer

Ezra Gross

David Roness

Eli Greenbaum

Lee Maor
Nimrod Vromen

Michal Sagmon

Yoheved Novogroder

Hila Roth

Guy Sagiv

Micha Tollman
Keren Tal

Shani Rapoport

Etai Kramer

Neta Goshen

Shachar Cohain

Lior Gelbard

Noam Meir

Roy Masuri

Eyal Yacoby
Daphna Livneh

Tamar Gilboa

Yael Hoefler

Sagi Schiff

Lilach Grimberg

Adi Samuel

Daniel Damboritz

Shlomi Schneider

Alona Toledano
Elad Offek

Yuval Shamir

Eyal Ben Itzhak
Adi Tal
Yulia Lazbin

Joshua Lieberman
Liat Pillersdorf

Assaf Gilad
Orly Rottenberg

Avi Anouchi

Shay Fahima
Michael Keren

Ifat Lipman

Sivan Dotan

Naftali Nir

Johnatan Shtark

Tomer Bar-Nathan

Yoel Baruchin

Evan Schendler
Eyal Aichel

Shahar Uziely

Yonat Afriat

Edan Regev
Yehudit Biton

Haggar Moav

Ohad Shalem

Gitit Ramot-Adler
Omri Schnaider

Rinat Michael
Adi Attar
Ivor Krumholtz

Daniella Milner
Harel Sinai
Guy Kortany

Goor Koren
Shira Bleiman

Adi Daniel

Dafna Shaham

Miriam Friedmann

Itamar Lippner

Ricki Newman
Roni Osborne
Ortal Zanzuri

Reut Sade
Josh Hersch
Talia Ben Sasson-Gordis

Roey Sasson

Ben Frenkel

Nir Rodnizky
Noa Slavin
Guy Fatal

Harel Oren
Shani Lorch

Tal Kagan
Ira Burshtein

Elichai Bitter

Amir Weiser

Itamar Cohen
Shai Margalit

Yossi Paloch
Ofir Schwartz
Meital Singer

Yonatan Whitefield

Elya Wilson
Shira Teger

Rachel Lerman

Ravid Saar

Debbie Shalit

Sophie Blackstone

Lea Elbaze

Hagar Mizrachi
Ariel Levinger
Elad Morgenstern

Ron Ashkenazi

Ilan Akouka

Shlomit Bukaya

Yehonatan Cohen

Adam Shahaf

David Shmulevitz

Tair Cherbakovsky
Rafi Bojmel
Ophir Dagan

Dalia Karzbrun

Paul H. Baris (1934-2010)

Rami Kook

Nira Kuritzky

Eran Ilan

Tel Aviv | June 30, 2016

Pointer Telocation Ltd.

14 Hamelacha Street

Afek Industrial Park

Rosh Haayin 48091 Israel

Ladies and Gentlemen:

We have acted as counsel to Pointer Telocation Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”), to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to a $25,000,000 aggregate amount of any or all of the following securities (the “Securities”): (i) ordinary shares, par value NIS 3.00 per share, of the Company (Ordinary Shares”); (ii) debt securities (“Debt Securities”); (iii) warrants to purchase debt or equity securities (“Warrants”); (iv) subscription rights to purchase Ordinary Shares (“Subscription Rights”); and (v) units comprised of one or more of the Ordinary Shares, Debt Securities Warrants and Subscription Rights in any combination ( “Units”).

Each series of Debt Securities will be issued under an indenture (the “Indenture”) between the Company and a trustee named in the applicable Prospectus Supplement (each, a “Trustee”). The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”). The Subscription Rights will be issued under a subscription rights agreement (the “Subscription Rights Agreement”) between the Company and a rights agent (the “Rights Agent”).  The Units will be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent (the “Unit Agent”).

1 Azrieli Center, Tel Aviv 6702101, Israel | Tel: (+972) 3 608 7777 | Fax: (+972) 3 608 7724

31 Hillel Street, Jerusalem 9458131, Israel | Tel: (+972) 2 623 9239 | Fax: (+972) 2 623 9233

www.arnon.co.il | info@arnon.co.il

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of each series of Debt Securities, the related Indenture will be the valid and legally binding obligation of the applicable Trustee, enforceable against such party in accordance with its terms; (2) at the time of execution, issuance and delivery of the Subscription Rights the Subscription Rights Agreement will be the valid and legally binding obligation of the Rights Agent, enforceable against such party in accordance with its terms; (3) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; and (4) at the time of the execution, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of each series of Debt Securities, the related Indenture will have been duly authorized, executed and delivered by the Company and the applicable Trustee; (2) at the time of execution, issuance and delivery of the Subscription Rights, the Subscription Rights Agreement will have been duly authorized, executed and delivered by the Company and the Rights Agent; (3) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent; (4) at the time of execution, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent; and (5) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Israel.

1 Azrieli Center, Tel Aviv 6702101, Israel | Tel: (+972) 3 608 7777 | Fax: (+972) 3 608 7724

31 Hillel Street, Jerusalem 9458131, Israel | Tel: (+972) 2 623 9239 | Fax: (+972) 2 623 9233

www.arnon.co.il | info@arnon.co.il

2. With respect to the Ordinary Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable convertible Securities, if any, such Ordinary Shares will be validly issued, fully paid and non-assessable.

3. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to the Subscription Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Subscription Rights, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Subscription Rights upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Subscription Rights Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, and otherwise in accordance with the provisions of the applicable (i) Indenture, in the case of Debt Securities, (ii) Subscription Rights Agreement, in the case Subscription Rights and (iii) Warrant Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

1 Azrieli Center, Tel Aviv 6702101, Israel | Tel: (+972) 3 608 7777 | Fax: (+972) 3 608 7724

31 Hillel Street, Jerusalem 9458131, Israel | Tel: (+972) 2 623 9239 | Fax: (+972) 2 623 9233

www.arnon.co.il | info@arnon.co.il

(a) We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

(b) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Yigal Arnon & Co.

Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv 6702101, Israel | Tel: (+972) 3 608 7777 | Fax: (+972) 3 608 7724

31 Hillel Street, Jerusalem 9458131, Israel | Tel: (+972) 2 623 9239 | Fax: (+972) 2 623 9233

www.arnon.co.il | info@arnon.co.il